   As filed with the Securities and Exchange Commission on February 3, 1999
                                                  Registration No. 333-_________
--------------------------------------------------------------------------------

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933

                       ---------------------------------

                         CENTAUR PHARMACEUTICALS, INC.
             (Exact Name of Registrant as Specified in its Charter)

        Delaware                                                 77-0304313
(State of Incorporation)                                      (I.R.S. Employer
                                                             Identification No.)

                              484 Oakmead Parkway
                          Sunnyvale, California  94086
                    (Address of Principal Executive Offices)


                           1993 Equity Incentive Plan
                           1998 Equity Incentive Plan
                        1998 Directors Stock Option Plan
                           (Full Title of the Plans)

                       ---------------------------------

                                Joseph L. Turner
                            Chief Financial Officer
                         Centaur Pharmaceuticals, Inc.
                              484 Oakmead Parkway
                          Sunnyvale, California  94086
                                 (408) 822-1600
           (Name, Address and Telephone Number of Agent for Service)

                       ---------------------------------

                                   Copies to:

                             Barry J. Kramer, Esq.
                            David K. Michaels, Esq.
                            James M. Hackett, Esq.
                               Fenwick & West LLP
                              Two Palo Alto Square
                          Palo Alto, California  94306

                                                       CALCULATION OF REGISTRATION FEE
==================================================================================================================================
      Title of Securities                    Amount to be  Proposed Maximum Offering  Proposed Maximum Aggregate     Amount of
       to be Registered                       Registered        Price Per Share           Offering Price          Registration Fee
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value

Upon exercise of options and stock
 purchase rights under the 1993 Equity       1,645,429  (1)        $ 1.59  (2)           $ 2,616,232  (2)             $  727
 Incentive Plan

Upon exercise of options and stock           1,114,818  (3)        $11.00  (4)           $12,262,998  (4)             $3,409
 purchase rights under the 1998 Equity          55,800  (1)        $10.38  (2)           $   579,299  (2)             $  161
 Incentive Plan

Upon exercise of options and stock             125,000  (3)        $11.00  (4)           $ 1,375,000  (4)             $  382
 purchase rights under the 1998 Directors
 Stock Option Plan
                                             --------------        -----------           ----------------             ------

                                                                                                                    Total $4,679
==================================================================================================================================

(1) Shares that may become issuable upon exercise of options granted under the respective Plans and outstanding as of December 31, 1998.
(2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee and based upon the weighted average exercise price for such outstanding options.
(3) Additional shares available for grant and not yet subject to outstanding options as of December 31, 1998 under the respective Plans.
(4) Estimated as of December 31, 1998 pursuant to Rule 457(c) solely for the purpose of calculating the registration fee.

                         CENTAUR PHARMACEUTICALS, INC.
                      REGISTRATION STATEMENT ON FORM S-8

         PART II:  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3.  Incorporation of Documents by Reference.
------   ---------------------------------------

      The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:
      ----------

      (a)     The Registrant's Prospectus filed on October 13, 1998 pursuant to
      Section 424(b) of the Securities Act of 1933, as amended (the "Securities
                                                                     ----------
      Act"), which contains audited financial statements for the Registrant's
      ---
      fiscal year ended December 31, 1997.

      (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1998 filed on November 13, 1998, pursuant to
      Section 15(d) of the Securities Exchange Act of 1934 as amended (the "Exchange Act").
      -------------

      All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities.
------   -------------------------

      The authorized capital stock of the Company consists of 33,000,000 shares of Common Stock, $0.001 par value per share, and 3,000,000 shares of preferred stock, $0.001 par value per share. Of those authorized shares, as of December 31, 1998, there were outstanding 15,441,663 shares of Common Stock held of record by approximately 168 stockholders. In addition, as of December 31, 1998, options to purchase 1,701,229 shares of Common Stock and warrants to purchase 35,000 shares of Common Stock were outstanding.

COMMON STOCK

      Based on the shares of Common Stock and options and warrants outstanding on December 31, 1998, the Company has 15,822,108 authorized but unissued shares of Common Stock, of which 3,101,047 shares are reserved for issuance pursuant to warrants outstanding as of December 31, 1998 and pursuant to the Company's 1993 Equity Incentive Plan, 1998 Equity Incentive Plan, 1998 Directors Stock Option Plan and 1998 Employee Stock Purchase Plan. All of the Company's authorized and outstanding shares of Common Stock are "registered" shares, which means that the holders of such shares are registered in the Company's stock register maintained by its transfer agent. In the following description, a "stockholder" is the holder of a registered share of Common Stock. Subject to preferences that may apply to any preferred stock outstanding at the time, the holders of outstanding shares of Common Stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as the Board of Directors may from time to time determine. Each stockholder is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders. Cumulative voting for the election of directors is not provided for in the Company's Certificate of Incorporation, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election. The Common Stock is not entitled to preemptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding-up of the Company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock outstanding at that time, after payment of liquidation preferences, if any, on any outstanding preferred stock and payment of other claims of creditors. Each outstanding share of Common Stock is, and all shares of Common Stock to be outstanding upon completion of this offering will be, fully paid and nonassessable.

PREFERRED STOCK

      The Board of Directors is authorized, subject to any limitations prescribed by Delaware law, to provide for the issuance of up to 3,000,000 shares of new preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the powers, designations, preferences and rights of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding) without any further vote or action by the stockholders. The Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of Common Stock. Thus, the issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company. The Company has no current plan to issue any shares of preferred stock.

WARRANTS

      As of December 31, 1998, the Company had outstanding warrants to purchase 35,000 shares of Common Stock at a weighted average per share exercise price of $3.43. Currently outstanding warrants will remain outstanding following the closing of this offering and will expire if unexercised between June 2001 and September 2002.

ANTI-TAKEOVER PROVISIONS

Delaware Law

      Section 203 ("Section 203") of the Delaware General Corporation Law is
                    -----------
generally applicable to corporate takeovers of Delaware corporations that have a class of voting stock that is listed on a U.S. national securities exchange, authorized for quotation on the Nasdaq National Market or held of record by more than 2000 stockholders. Section 203 would apply to the Company if it met any of the foregoing requirements in the future. Subject to certain exceptions set forth therein, Section 203 provides that a corporation shall not engage in any business combination with any "interested stockholder" for a three-year period following the date that such stockholder becomes an interested stockholder unless (a) prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (b) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares) or (c) on or subsequent to such date, the business combination is approved by the board of directors of the corporation and by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder. Except as specified in Section 203, an interested stockholder is generally defined to include any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation any time within three years immediately prior to the relevant date, and the affiliates and associates of such person. Section 203 generally makes it more difficult for an interested stockholder to effect various business combinations with a corporation for a three-year period, although the stockholders may, by adopting an amendment to the corporation's certificate of incorporation or bylaws, elect not to be governed by this section, effective 12 months after adoption. The Company's Certificate of Incorporation and Bylaws do not exclude the Company from the restrictions imposed under Section 203. If applicable to the Company,
Section 203 could have the effect of deterring hostile takeovers or delaying changes in control of the Company, which could depress the market price of the Common Stock and which could deprive the stockholders of opportunities to realize a premium on shares of the Common Stock held by them.

Charter and Bylaw Provisions

      The Company's Certificate of Incorporation and Bylaws contain certain provisions that could discourage potential takeover attempts and make more difficult attempts by stockholders to change management. The Company's Certificate of Incorporation provides that, effective upon the earlier of (i) the closing of an underwritten public offering of shares of the Company's Common Stock in which such shares are listed on the Swiss Exchange, the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market, and (ii) December 31, 2000, stockholders may not take action by written consent but may only act at a stockholders' meeting. The Company's Bylaws provide that special meetings of the stockholders of the Company may only be called by the Chairman of the Board, the Chief Executive Officer, the President, a majority of the Board or the holders of a majority of the Company's outstanding Common Stock.

TRANSFER OF SHARES

      The Company's Common Stock is issued only in registered form, which means that the holder of such shares is registered in the Company's stock register maintained by its U.S. transfer agent and registrar. The transfer agent and registrar (the "U.S. transfer agent") for the Company's Common Stock is
                -------------------
ChaseMellon Shareholder Services LLC, 85 Challenger Road, Ridgefield Park, New Jersey 07660, United States.

      The shares of Common Stock offered hereby may be traded from time to time in the Swiss over-the-counter market. This market consists of negotiated transactions from time to time between investors, who may act through banks or brokers. Trading of the Company's Common Stock in the Swiss over-the-counter market is expected to be very limited. While indications of the price at which investors might be willing to buy or sell shares of Common Stock may be available from time to time to banks, brokers and other financial institutions, this information will not otherwise be available generally to the public. In addition, this information may not be indicative of the price at which shares of Common Stock would actually be purchased or sold. Information as to the price and volume of actual transactions in the Common Stock in the Swiss over-the-counter market is not publicly reported or available in any printed or electronic media. Furthermore, the Swiss over-the-counter market is not subject to specific regulation or regulatory oversight.

      In general, the Common Stock will trade in the Swiss over-the-counter market only through transfers of beneficial interests held through the Swiss Nominee Company ("SNOC"). Any investor who holds a certificate representing shares of Common Stock, rather than such beneficial interests, and who desires to sell such shares of Common Stock in the Swiss over-the-counter market, will be required to deposit the certificate with the U.S. transfer agent. The U.S. transfer agent will register the shares in the name of SNOC in order to make the share certificates eligible for the Swiss Security Clearing System ("SEGA") and tradeable in the Swiss over-the-counter market and the investor would receive a beneficial interest therein. Certificates representing shares of Common Stock held through SNOC will not be issued unless such shares are withdrawn from SNOC, in which case the shares will not be eligible to trade in the Swiss over-the-counter market unless redeposited as described above. SNOC will be the registered owner of all shares of Common Stock that are held by investors through SNOC.

      Generally, all transfers of Common Stock traded in the Swiss over-the-counter market will be registered by brokers and other financial institutions and SEGA in SNOC's books. In this connection SEGA is acting as a clearing house for transactions involving more than one broker or other financial institutions. The U.S. transfer agent will not know the beneficial owners of the Common Stock that is held through SNOC. The brokers and other financial institutions will be responsible for keeping account of the Common Stock holdings on behalf of their customers.

      Communications by the Company to its stockholders who hold their Common Stock through SEGA regarding stockholders' meeting and dividend payments will be transmitted through the U.S. transfer agent to SNOC. SNOC will transmit these communications to SEGA, who will, upon request of brokers or other financial institutions, make available such communications to brokers or other financial institutions for the benefit of the investors.

      SNOC will consent or vote with respect to such shares on behalf of beneficial owners thereof provided it receives appropriate instructions from brokers or other financial institutions acting on behalf of beneficial owners in accordance with SNOC's standard rules and procedures and any laws or other regulations applicable to the Company.

      Any dividend or other payments on Common Stock held through SNOC will be made by the Company to the U.S. transfer agent who upon receipt of such payments, will credit SNOC for the amount of such payments. Payments by SNOC to the beneficial owners of Common Stock will be governed by SNOC's and SEGA's customary practices, and will be the sole responsibility of SNOC subject to any statutory or regulatory requirements as may be in effect from time to time. Any dividends will be converted into Swiss Francs and distributed by SEGA.

      The shares of Common Stock offered hereby will be subject to restrictions on transfer, and will bear restrictive legends, pursuant to the rules of the Commissioner of Corporations of the State of California. Generally, the rules prohibit a sale or transfer of any securities, or any interest therein, without the prior written consent of the Commissioner of Corporations of the State of California, except as permitted by the rules. The permitted exceptions include sales or transfers: to the issuer, by order of any court, to certain family members, to holders of the same class of securities of the same issuer, by way of gift or donation inter vivos or on death, by or through a licensed broker-dealer to a non-resident of California, to a licensed broker-dealer in a principal transaction or as an underwriter, between a corporation and its wholly owned subsidiary, between non-residents of California, in certain circumstances pursuant to an unclaimed property law, by a trustee to a successor trustee if there is no change in the beneficial ownership, and to certain other transferees or pursuant to certain other transactions enumerated in the rules.

Item 5.  Interests of Named Experts and Counsel.
------   --------------------------------------

      None.

Item 6.  Indemnification of Directors and Officers.
------   -----------------------------------------

      As permitted by the Delaware General Corporation Law, the Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

      As permitted by Section 145 of the Delaware General Corporation Law, the Bylaws of the Registrant provide that (i) the Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law, (ii) the Registrant may indemnify its other officers, employees and agents as set forth in the Delaware General Corporation Law, (iii) to the fullest extent permitted by the Delaware General Corporation Law, the Registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding (subject to certain exceptions), (iv) the rights conferred in the Bylaws are not exclusive, (v) the Registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents and (vi) the Registrant may not retroactively amend its Bylaws provisions relating to indemnity.

      The Registrant's policy is to enter into indemnity agreements with each of its directors and executive officers. The indemnity agreements provide that directors and executive officers will be indemnified and held harmless to the fullest possible extent permitted by law including against all expenses (including attorneys' fees), judgments, fines and settlement amounts paid or reasonably incurred by them in any action, suit or proceeding, including any derivative action by or in the right of the Registrant, on account of their services as directors, officers, employees or agents of the Registrant or as directors, officers, employees or agents of any other company or enterprise when they are serving in such capacities at the request of the Registrant. The Registrant will not be obligated pursuant to the agreements to indemnify or advance expenses to an indemnified party with respect to proceedings or claims
(i) initiated by the indemnified party and not by way of defense, except with respect to a proceeding authorized by the Board of Directors and successful proceedings brought to enforce a right to indemnification under the indemnity agreements, (ii) for any amounts paid in settlement of a proceeding unless the Registrant consents to such settlement, (iii) on account of any suit in which judgment is rendered against the indemnified party for an accounting of profits made from the purchase or sale by the indemnified party of securities of the Registrant pursuant to the provisions of Section 16(b) of the Exchange Act and related laws, (iv) on account of conduct by a director which is finally adjudged to have been in bad faith or conduct that the director did not reasonably believe to be in, or not opposed to, the best interests of the Registrant, (v) on account of any criminal action or proceeding arising out of conduct that the director had reasonable cause to believe was unlawful or (vi) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

      The indemnity agreements also provide for contribution in certain situations in which the Registrant and a director or executive officer are jointly liable but indemnification is unavailable, such contribution to be based on the relative benefits received and the relative fault of the Registrant and the director or executive officer. Contribution is not allowed in connection with a Section 16(b) judgment, an adjudication of bad faith or conduct that a director or executive officer did not reasonably believe to be in, or not opposed to, the best interests of the Registrant or a proceeding arising out of conduct a director or executive officer had reasonable cause to believe was unlawful.

      The indemnity agreements require a director or executive officer to reimburse the Registrant for all expenses advanced only to the extent it is ultimately determined that the director or executive officer is not entitled, under Delaware law, the Bylaws, the indemnity agreements or otherwise, to be indemnified for such expenses. The indemnity agreements provide that it is not exclusive of any rights a director or executive officer may have under the Certificate of Incorporation, Bylaws, other agreements, any majority-in-interest vote of the stockholders or vote of disinterested directors, the Delaware law or otherwise.

      The indemnification provision in the Bylaws, and the indemnity agreements entered into between the Registrant and its directors and executive officers, may be sufficiently broad to permit indemnification of the Registrant's executive officers and directors for liabilities arising under the Securities Act.

      As authorized by the Registrant's Bylaws, the Registrant, with approval by the Board, has purchased director and officer liability insurance.

Item 7.  Exemption From Registration Claimed.
------   -----------------------------------

      Not applicable.

Item 8.  Exhibits.
------   --------

        4.01 Centaur Pharmaceuticals, Inc. 1993 Equity Incentive Plan, as amended. /(1)/

        4.02  Centaur Pharmaceuticals, Inc. 1998 Equity Incentive Plan. /(2)/

        4.03  1998 Directors Stock Option Plan. /(3)/

        4.04 Registrant's Certificate of Incorporation filed with the Secretary of State of Delaware on November 4, 1998./(4)/

        4.05  Registrant's Bylaws, as amended./(5)/

        4.06  Form of specimen certificate for Registrant's Common Stock./(6)/

        5.01  Opinion of Fenwick & West LLP.

       23.01  Consent of Fenwick & West LLP (included in Exhibit 5.01).

       23.02  Consent of Ernst & Young LLP, Independent Auditors.

       24.01  Power of Attorney (see page 9).
___________________________

   /(1)/ Incorporated herein by reference to Exhibit 10.01 to the Registrant's Registration Statement on Form S-1 (File No. 333-57165) filed on June 18, 1998, as subsequently amended (the "Form S-1").
                                                                --------

   /(2)/  Incorporated herein by reference to Exhibit 10.02 to the Form S-1.

   /(3)/  Incorporated herein by reference to Exhibit 10.03 to the Form S-1.

   /(4)/  Incorporated herein by reference to Exhibit 3.02 to the Form S-1.

   /(5)/  Incorporated herein by reference to Exhibit 3.03 to the Form S-1.

   /(6)/  Incorporated herein by reference to Exhibit 4.01 to the Form S-1.


Item 9.  Undertakings.
------   ------------

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the
--------  -------
Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions discussed in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on the 28th day of January, 1999.

                           CENTAUR PHARMACEUTICALS, INC.

                           By: /s/ Joseph L. Turner
                               ----------------------------------------
                               Joseph L. Turner
                               Chief Financial Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Brian D. Frenzel and Joseph L. Turner, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                          Title                        Date
----------------------------------   ----------------------------------   ----------------
Principal Executive Officer
and Director:
/s/ Brian D. Frenzel
----------------------------------   President, Chief Executive Officer   January 28, 1999
Brian D. Frenzel                     and a Director

Principal Financial Officer and
Principal Accounting Officer:

/s/ Joseph L. Turner
----------------------------------   Chief Financial Officer, Treasurer   January 28, 1999
Joseph L. Turner                     and Secretary

Additional Directors:

/s/ John M. Carney
----------------------------------   Director                             January 28, 1999
John M. Carney

/s/ Mark R. Collins
----------------------------------   Director                             January 28, 1999
Mark R. Collins

/s/ Graham K. Crooke
----------------------------------   Director                             January 28, 1999
Graham K. Crooke

/s/ Charles R. Engles
----------------------------------   Director                             January 28, 1999
Charles R. Engles

/s/ Steinar J. Engelsen
----------------------------------   Director                             January 28, 1999
Steinar J. Engelsen

/s/ Selvi Vescovi
----------------------------------   Director                             January 28, 1999
Selvi Vescovi

                                 Exhibit Index
                                 -------------


   Exhibit No.          Description
   ----------           -----------

     4.01 Centaur Pharmaceuticals, Inc. 1993 Equity Incentive Plan, as amended. /(1)/

     4.02     Centaur Pharmaceuticals, Inc. 1998 Equity Incentive Plan. /(2)/

     4.03     1998 Directors Stock Option Plan. /(3)/

     4.04 Registrant's Certificate of Incorporation filed with the Secretary of State of Delaware on November 4, 1998./(4)/

     4.05     Registrant's Bylaws, as amended./(5)/

     4.06     Form of specimen certificate for Registrant's Common Stock./(6)/

     5.01     Opinion of Fenwick & West LLP.

    23.01     Consent of Fenwick & West LLP (included in Exhibit 5.01).

    23.02     Consent of Ernst & Young LLP, Independent Auditors.

    24.01     Power of Attorney (see page 9).

___________________________

   /(1)/ Incorporated herein by reference to Exhibit 10.01 to the Registrant's Registration Statement on Form S-1 (File No. 333-57165) filed on June 18, 1998, as subsequently amended (the "Form S-1").
                                                  --------

   /(2)/  Incorporated herein by reference to Exhibit 10.02 to the Form S-1.

   /(3)/  Incorporated herein by reference to Exhibit 10.03 to the Form S-1.

   /(4)/  Incorporated herein by reference to Exhibit 3.02 to the Form S-1.

   /(5)/  Incorporated herein by reference to Exhibit 3.03 to the Form S-1.

   /(6)/  Incorporated herein by reference to Exhibit 4.01 to the Form S-1.